Exhibit 10.18

AMENDMENT NO. 5 TO TESTING AND SERVICES AGREEMENT

This AMENDMENT NO. 5 TO TESTING AND SERVICES AGREEMENT (this

“Amendment”) is made and entered into as of December 6, 2022 (“Amendment Effective Date”), by and between Quest Diagnostics Incorporated, a Delaware corporation (“Quest Diagnostics”) on the one hand, and Aspira Women’s Health Inc. (f/k/a Vermillion, Inc.), a Delaware corporation, and ASPiRA Labs, a Delaware corporation and wholly owned subsidiary of Vermillion, Inc. (together, “Aspira”) on the other hand, with respect to that certain Testing and Services Agreement dated as of March 11, 2015, as amended by Amendment No. 1 dated as of April 10, 2015, Amendment No. 2 dated as of March 11, 2017, Amendment No. 3 dated as of January 19, 2019, and Amendment No. 4 dated as of March 11, 2020 (collectively, the “TSA”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed to them in the TSA. All references to section numbers refer to Section numbers in the TSA.

WITNESSETH:

NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties agree the TSA is hereby amended as follows:

1. Section 5.3 of the TSA is hereby deleted in its entirety and the following new Section 5.3 is substituted in its place:

5.3 This Agreement shall terminate on December 31, 2023, unless terminated sooner pursuant to the terms of this Section 5.

2.	Section 5.7 of the TSA shall be renumbered as Section 5.9, and new Section

5.7 and new Section 5.8 shall be added as follows:

5.7 Either Party, respectively, may in its sole discretion terminate this Agreement without cause on ninety (90) days’ advance written notice.

5.8 Upon termination of this Agreement, the parties will cooperate in good faith to assist Quest customers regarding new ordering/testing options. The parties will share information sufficient to allow Quest Diagnostics to notify its specimen collection facilities and customers of the transition and new ordering options and procedures. Aspira agrees to assist with providing communications as appropriate.

3. As of the Amendment Effective Date, the definition of “Other OVA Test” on Schedule A to the TSA shall be modified to read as follows:

“Other OVA Test” means OvaWatchTM ,

AWH.Quest.AmendmentNo.5TestingandServicesAgreement.2022.12.06

Exhibit 10.18

4. As of the Amendment Effective Date, a new definition for “OvaWatch” shall be inserted on Schedule A to the TSA as follows:

“OvaWatch” means risk assessment test for ovarian cancer and medical management of adnexal masses which are benign or indeterminate before surgery.

5. Attachment 2 to the TSA shall be modified to add the following line item as a One Time Expense to be Paid by Vermillion:

Implementation fee for OvaWatch$15,000

*To be paid no later than 1/15/2023

6. Except as expressly modified by this Amendment, all terms and conditions of the TSA remain in full force and effect.

Exhibit 4.7

IN WITNESS WHEREOF, the parties intending to be legally bound; hereto have executed this Amendment on the day and year first written above.

Quest Diagnostics IncorporatedAspira Women’s Health & Aspira Labs

	/s/ Barbara Feringa		/s/ Nicole Sandford
By:	Barbara Feringa	By:	Nicole Sandford
Title:	Executive Director	Title:	CEO
Date	December 8, 2022	Date	December 7, 2022